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                              Carver Bancorp, Inc.
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                (Name of Registrant as Specified in its Charter)

                             Boston Bank of Commerce
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

FOR IMMEDIATE RELEASE

                                            Contact: Robert Patrick Cooper
                                            (617) 457-4415 or bcooper@bboc.com

   Boston Bank of Commerce Will Attend Community Forum on the Future of Carver
         Organized by Reverend Calvin Butts, Abyssinian Baptist Church

    Cohee and Williams welcome opportunity to discuss their vision for Carver


Boston, February 21, 2000 - Boston Bank of Commerce (BBOC) announces that Reverend Calvin Butts of Abyssinian Baptist Church in Harlem, New York has invited Kevin Cohee and Teri Williams to attend an open community forum to discuss the future of Carver Bancorp, Inc. (AMEX: CNY). Reverend Butts believes Carver's shareholders' decision on February 24th concerning the election of directors is a significant event for the Harlem community and the African- and Caribbean-American communities of New York.

Kevin Cohee and Teri Williams immediately accepted Reverend Butts' invitation and look forward to sharing their vision for Carver. Kevin Cohee, Chairman and CEO of BBOC and Teri Williams, Senior Vice President of BBOC are seeking two seats on Carver's eight-person board. Boston Bank of Commerce, the only black-owned interstate bank in the country, is the beneficial owner of 7.4% of Carver's common stock.

Kevin Cohee states, "Carver can serve a significant role in developing African- and Caribbean-American communities in New York by improving its performance - both its financial performance and the quality of services it provides to its existing customers. We believe our experience turning around two black-owned banks will be invaluable to Carver and look forward to sharing our vision for Carver with the community."

Despite Carver's attempt to divide the African- and Caribbean-American communities, by focusing on New York vs. Boston, shareholders recognize the leadership and successful track record Mr. Cohee and Ms. Williams can bring to Carver. The current Carver board and management have come under mounting pressure to improve Carver's performance and corporate governance and prevent a recurrence of the failure of Freedom National Bank.

According to Ms. Williams, "Carver cannot succeed without the support of the African- and Caribbean American communities. We are very excited about the opportunity to share our experience and vision at this important community event. "

The community forum will be held at Abyssinian Baptist Church, 132 Odell Clark Place, New York, NY on Tuesday, February 22, 2000 from 7:00 to 9:00 PM.

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